EXHIBIT 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT


We consent to the use in this Registration Statement of Kronos Advanced Technologies, Inc. on Form SB-2 Amendment 3 of our report dated September 27, 2004, relating to the consolidated financial statements of Kronos Advanced Technologies, Inc. as of June 30, 2004 and for the years ended June 30, 2004 and 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Sherb & Co., LLP
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    Sherb & Co., LLP
    New York, NY
    June 10, 2005